Exhibit Index

Exhibit A         Form of Form of Plan of Merger

Note: Newco is a fictitious name used as an example because management has not yet decided on a new corporate name.

                                 PLAN OF MERGER

         This Plan of Merger is made and entered into this ____day of __________, 2001, by and between [New Nevada Corporation]., ("NEWCO" or the "Surviving corporation"), a corporation in organization in the State of Nevada, and SEPTIMA ENTERPRISES, INC., a Colorado corporation, ("SEPTIMA" or the "Disappearing Corporation").

                                    RECITALS

         A. SEPTIMA is a corporation organized and existing under the laws of the State of Colorado and has an authorized capital stock consisting of 100,000,000 shares, no par value per share, of which 9,284,167 common shares are issued and outstanding as of December 18, 2000. [Note: This number of shares will be reduced by the reverse split action to approximately 92,842 shares]

         B. NEWCO is a corporation in organization under the laws of the State of NEVADA and will have authorized capital stock consisting of 100,000,000 shares, par value $0.0001 per share. No shares have been issued.

         C. The Board of Directors of SEPTIMA deems it advisable for SEPTIMA to merge with and into NEWCO when the Nevada corporate organization has been accomplished.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, NEWCO and SEPTIMA hereby agree to the following Plan of
Merger:

         1. Names of Constituent Corporations. SEPTIMA will merge with and into NEWCO. NEWCO will be the Surviving Corporation.

         2. Terms and Conditions of Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the Colorado and Nevada Secretaries of State. Upon the effective date of the merger the separate corporate existence of SEPTIMA will cease; title to all real estate and other property owned by SEPTIMA will be vested in NEWCO without reversion or impairment; and the Surviving Corporation will have all liabilities of SEPTIMA. Any proceeding pending by or against SEPTIMA may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for SEPTIMA.

         3. Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

         4. Name. The name of the Surviving Corporation will be NEWCO.

         5. Registered Office. The present address of the registered office of the Surviving and Disappearing corporation's is ____________________.

         6. Accounting. The assets and liabilities of NEWCO and SEPTIMA (collectively the "Constituent Corporations") as of the effective date of the merger will be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

         7. Bylaws. The Bylaws of NEWCO as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

         8. Directors. The directors of NEWCO as of the effective date of the merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. [Note: The Septima Board of Directors, or their successors, will be the directors of NEWCO]

         9. Manner and Basis of Converting Shares. As of the effective date of the merger:

                  (a) Each share of SEPTIMA common stock, with par value of $0.0001 per share, issued and outstanding will continue to be one share of common stock with a par value of $0.0001 per share of the Surviving Corporation.

                  (b) The Surviving Corporation will convert or exchange each share of SEPTIMA common stock for one share of the common stock of the Surviving Corporation. Fractional shares will be rounded up to the nearest whole number.

                  (c) On the effective date of the merger, holders of certificates of common stock in SEPTIMA may surrender them to the Surviving
Corporation, or its stock transfer agent, in such manner as the Surviving Corporation legally may require. This exchange will not be mandatory as a new CUSIP number will be used to designate the change.

         To the extent shareholders desire to tender their shares for new certificates, the cost of issuance will be borne by the shareholder. Upon receipt of such certificate, the Surviving Corporation will issue in exchange a certificate of shares of common stock in the Surviving Corporation representing the number of shares of stock to which such holder will be entitled as set forth above.

                  (d) In addition, the shareholders will be entitled to receive any dividends on the shares of common stock of the Surviving Corporation which may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate of such common stock, if any.

         10. Shareholder Approval. This Plan of Merger will be submitted to the shareholders of SEPTIMA for approval in the manner provided by law. After approval, the Articles of Merger will be filed as required under the laws of the States of Nevada and Colorado.

         11. Rights of Dissenting Shareholders. Any shareholder of SEPTIMA who has the right to dissent from this merger, if any, as provided in the Colorado
Business Corporations Act, and who so dissents in accordance with the requirements thereof, will be entitled, upon surrender of the certificate or certificates representing certificated shares or upon imposition of restrictions of transfer of uncertificated shares, to receive payment of the fair value of such shareholder's shares as provided for by Colorado Revised Statute Article
113. (Article 113 of the Colorado Revised Statues is attached to this Plan of Merger as Exhibit "A")

         12. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both NEWCO and SEPTIMA. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

         13. Counterparts. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies will be and constitute an original instrument.

         IN WITNESS WHEREOF, this Plan of Merger has been adopted by the undersigned as of this____ day of_________, 2001.

NEWCO                                         SEPTIMA ENTERPRISES, INC.
a Nevada corporation to be formed.            a Colorado corporation.


By:                                           By:
   ---------------------------------          ----------------------------------
Name:                                         Name:
Title: Incorporator                           Title: President

Exhibit "A"

Colorado Revised Statutes

Article 113, Right of Dissent-Payment for Shares; Procedures of Exercise of Dissenter's Rights; Judicial Appraisal of Shares

7-113-101. Definitions. For purposes of this article:
(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent. (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:
(a) Consummation of a plan of merger to which the corporation is a party if:
(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and
(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).
(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:
(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;
(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:
(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
(c) Cash in lieu of fractional shares; or
(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, ss. 30, effective June 1, 1996.) (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:
(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters' rights. (1) If a proposed corporate action creating dissenters' rights under section 7- 113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).
(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and
(b) Not vote the shares in favor of the proposed corporate action.
(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.
(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. Dissenters' notice. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.
(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:
(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment. (1) A shareholder who is given a dissenters' notice pursuant to section 7- 113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:
(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
(b) Deposit the shareholder's certificates for certificated shares.
(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.
(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.
(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113- 204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
(a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
(b) A statement of the corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's right to demand payment under section 7-113-209; and
(e) A copy of this article.

7-113-207. Failure to take action. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7- 113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action. (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer. (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).
(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection
(1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. Court action. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence  the  proceeding  within  the  sixty-day  period,  it shall pay to each dissenter  whose  demand  remains  unresolved  the  amount  demanded.
(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees. (1) The court in an appraisal proceeding commenced under section 7-113- 301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or
(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.